                                                     Registration No. 333-______
--------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on January 20, 2000
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                    ONEOK, Inc. Employee Stock Purchase Plan

                                ---------------

                                  ONEOK, Inc.

                  100 West Fifth Street, Tulsa, Oklahoma 74103
      (Name of the issuer of the equity securities being offered pursuant to the Plan and the address of its principal office)

           OKLAHOMA                                     73-1520922
(State or other jurisdiction of                       (IRS Employer
 Incorporation or organization)                    Identification No.)

          JIM KNEALE                                 DONALD A. KIHLE
Vice President, Chief Financial                      Gable & Gotwals
     Officer and Treasurer                        100 West Fifth Street
          ONEOK, Inc.                                   Suite 1100
     100 West Fifth Street                        Tulsa, Oklahoma 74103
     Tulsa, Oklahoma 74103                            (918) 585-8141
        (918) 588-7000


         (Name, addresses, and telephone numbers of agents for service)

                                  -----------

  Appropriate date of commencement of proposed sale pursuant to the Plan: from time to time after the effective date hereof

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                        Proposed      Proposed
                                        Maximum       Maximum
                                        Offering      Aggregate   Amount of
Title of Securities    Amount to be     Price         Offering    Registration
to be Registered(1)    Registered(2)    Per Unit (3)  Price (4)   Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common stock,
$0.01 par value        800,000          $26.000       $20,800,000  $5,491
--------------------------------------------------------------------------------
Exhibits Index on Page 6.

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the Plan to be offered or sold pursuant to the employee benefit plan described herein.

(2) Represents the estimated maximum amount of common stock of ONEOK, Inc. (hereinafter referred to as "Common Stock") which could be contributed or acquired under the Employee Stock Purchase Plan (hereinafter referred to as the "Plan") from ONEOK, Inc. (hereinafter referred to as the "Company"), during the years of operation of the Plan.

(3) Based on price of $26.000 per share of the Common Stock, the average sales price of the Common Stock published in the Wall Street Journal reports of the New York Stock Exchange Composite Transaction for January 18, 2000.

(4) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                                     Part I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1). These documents (and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement) taken together, constitute the prospectus for purpose of Section 10(a) of the Securities Act of 1933, as amended.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

                                     ITEM 3
                                     ------
                    INCORPORATION OF DOCUMENTS BY REFERENCE
                    ---------------------------------------

The "Company", and the Plan hereby incorporate by reference in this Registration Statement the following documents of the Company (SEC File No. 1-2572) heretofore filed with the Securities and Exchange Commission:

     (1) Annual Report on Form 10-K of ONEOK, Inc. for the year ended August 31, 1999.

     (2) Quarterly Report on Form 10-Q of ONEOK, Inc. for the quarter ended November 30, 1999.

     (3)  Forms 8-K filed December 15, 1999 and January 7, 2000.

     (4) All other reports filed by ONEOK, Inc. or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since August 31, 1999.

     (5) In addition, there is incorporated herein by reference all documents filed subsequent to the date hereof, by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold. Such documents are deemed to be a part hereof from the date of filing of such documents.

                                     ITEM 4
                                     ------
                           DESCRIPTION OF SECURITIES
                           -------------------------

The following is a description of the Company's Common Stock offered.

Holders of ONEOK, Inc. Common Stock are entitled to (1) vote for each share held of record. The holders of Common Stock are entitled to receive any dividends that may be declared by the Corporation=s Board of Directors from funds legally available therefor and to share pro rata in the net assets of the Corporation upon liquidation. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities of the Corporation. All outstanding shares of Common Stock are fully paid and are not subject to calls or assessments. Each share of Common Stock includes an associated right, each right ("Right") entitling the holder to purchase one one-hundreth of a share of Series C Participating Preferred Stock, par value $0.01 per share of the Company pursuant to a Rights Agreement between the Company and a designated rights agent (the "Rights Agreement"). The designation or Rights (Exhibit 4(c) hereto) is incorporated herein by reference.

                                     ITEM 5
                                     ------
                     INTERESTS OF NAMED EXPERTS AND COUNSEL
                     --------------------------------------


The legality of the securities which may be purchased under the Plan has been passed upon by the firm of Gable & Gotwals, 100 West Fifth Street, Suite 1100, Tulsa, Oklahoma 74103, counsel for the Company. The firm of Gable & Gotwals, has reviewed the statements made as to matters of law and legal conclusions under ASecurities to be Offered@ and such statements are set forth in the documents which form a part of the prospectus in reliance upon its authority as an expert.

                                     ITEM 6
                                     ------
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

The Company, as an Oklahoma corporation, is empowered by Section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys= fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. Article VIII of the By-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Oklahoma law as now or hereafter enforced, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by the Board, by vote of a quorum of disinterested directors, by a committee appointed by the Board, or by independent legal counsel by written opinion or by shareholders.

The Certificate of Incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director=s duty of loyalty to the corporation or its shareholders, (2) acts or omission not in good faith or which would involve intentional misconduct or a knowing violation of the law, (3) payment of unlawful dividends or unlawful stock purchasers or redemptions, or
(4) any transaction from which the director derived an improper personal benefit.

Pursuant to Article VIII of the By-laws of the Company, upon authority and determination (1) by the board of directors by a majority vote of directors who were not parties to the action, suit or proceeding involved, even though less than a quorum; (2) by a committee of directors designated by a majority vote of the directors, even though less than a quorum; (3) if there are no such directors or if such directors so direct, by independent counsel in a written opinion; or (4) by the stockholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers an directors themselves. Such coverage is provided in the amount of $75,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any loss in excess of the $250,000 retained limit and defense costs from the first dollar, up to the policy limit of $75,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

It is recognized that the above-summarized provision of the Company=s By-laws and the applicable Oklahoma General Corporation Law may be sufficiently broad to indemnify officers, directors and controlling persons of the Company against liabilities arising under said Act.

The Company and Western Resources, Inc. ("WRI") have entered into a Registration Rights Agreement which provides for indemnification of the Company=s directors, officers, employees and controlling persons, if any, in any offering or sale of shares of common stock, obtainable upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, against any claims (including amounts paid in settlement), or actions or proceedings in respect thereof, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus contained therein, or any document incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in which case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by WRI or an agent or underwriter thereof expressly for use therein.

                                    ITEM 8
                                    ------
                                   EXHIBITS
                                   --------

  (4)(a) Article "Fourth" of the Certificate of Incorporation of ONEOK, Inc. (Preferred Stock and Common Stock), Incorporated by reference from Exhibit 3.1 to Amendment No. 3 to Registration Statement on Form S-4 filed August 31, 1997)

  (4)(b) Certificate of Designation for Series C Participating Preferred Stock of ONEOK, Inc., filed November 26, 1998 (Incorporated by reference from Exhibit No. 1 to Form 8-A, filed November 26,
                 1997).

  (4)(c)         Rights Agreement, dated November 26, 1997, between ONEOK, Inc.
                 and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (Incorporated by reference from Exhibit 2.3 to Amendment No. 3 to Registration Statement on Form S-4 filed August 31, 1997).

  (4)(d) Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and ONEOK, Inc. (Incorporated by reference from
                 Exhibit 2.2 to Amendment No. 3 to Registration Statement on Form S-4 filed August 31, 1997).

  (5)            Opinion of Gable & Gotwals, Inc.

  (23)(a)        Consent of Gable & Gotwals, Inc. (See Item 5)

  (23)(b)        Independent Auditors' Consent

  (24)           Powers of Attorney (Included on Pages 9, 10 and 11)

                                     ITEM 9
                                     ------
                                  UNDERTAKINGS
                                  ------------

a.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (c) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time of shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, the latest Annual Report to Shareholders unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the Annual Report of the registrant of the preceding fiscal year may be delivered, but within such 120-day period the Annual Report for the last fiscal year will be furnished to each such employee.

     The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders or the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements, and other communications distributed to its stockholders generally.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 20th day of January, 2000.


                              ONEOK, Inc.


                              By: Larry Brummett
                                  ---------------------------------------
                                  Larry Brummett, Chairman of the
                                  Board and Chief Executive
                                  Officer

                               POWER OF ATTORNEY
                               -----------------

Each person whose individual signature appears below hereby authorizes Larry Brummett and Jim Kneale, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the undersigned certify that to the best of their knowledge and belief, the registrant meets all the requirements for filing on Form S-8. This registration statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 20th day of January, 2000.


Larry W. Brummett                       Jim Kneale
-------------------------------         ----------------------------------
Larry W. Brummett                       Jim Kneale
Chairman of the Board,                  Vice President,
Chief Executive                         Chief Financial Officer, and
Officer, and Director                   Treasurer

David L. Kyle                           Barry D. Epperson
-------------------------------         ----------------------------------
David L. Kyle                           Barry D. Epperson
President, Chief Operating              Vice President, Controller, and
Officer, and Director                   Chief Accounting Officer

Edwyna G. Anderson                      Douglas T. Lake
-------------------------------         ----------------------------------
Edwyna G. Anderson                      Douglas T. Lake
Director                                Director

William M. Bell                         Bert H. Mackie
-------------------------------         ----------------------------------
William M. Bell                         Bert H. Mackie
Director                                Director

Douglas R. Cummings                     Douglas Ann Newsom
-------------------------------         ----------------------------------
Douglas R. Cummings                     Douglas Ann Newsom
Director                                Director

William L. Ford                         Gary D. Parker
-------------------------------         ----------------------------------
William L. Ford                         Gary D. Parker
Director                                Director

Howard R. Fricke                        J. D. Scott
-------------------------------         ----------------------------------
Howard R. Fricke                        J. D. Scott
Director                                Director

                                        Stanton L. Young
                                        ----------------------------------
                                        Stanton L. Young
                                        Director

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this registration statement to be signed on its behalf by the undersigned in their capacity as members of the registrant=s Executive Compensation Committee, thereto duly authorized, in the City of Tulsa and the State of Oklahoma, on this 20th day of January 2000.


                                  ONEOK, INC.
                          EMPLOYEE STOCK PURCHASE PLAN



William L. Ford
-------------------------------------------------
William L. Ford, Chairman



Douglas R. Cummings
-------------------------------------------------
Douglas R. Cummings, Vice Chairman



Douglas T. Lake
-------------------------------------------------
Douglas T. Lake, Member



Bert H. Mackie
-------------------------------------------------
Bert H. Mackie, Member



Gary D. Parker
-------------------------------------------------
Gary D. Parker, Member



Stanton L. Young
-------------------------------------------------
Stanton L. Young, Member

This Plan does not have any officers or directors or persons performing similar functions other than the committee members whose signatures appear above.

EXHIBIT INDEX



EXHIBIT
NUMBER  DESCRIPTION
------  -----------

(5)     Opinion of Gable & Gotwals, Inc.

(23)(b) Independent Auditors= Consent